10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully
complies  with the  conditions  of Rule 10f-3 of the  Investment  Company
 Act of
1940.

Fund

Alabama Muni Bond

Security

City of Huntsville Alabama

Advisor

EIMCO

Transaction

 Date

10/6/2005

Cost

$1,081,380

Offering Purchase

1.431%

Broker

Morgan Keegan & Company, Inc.
Underwriting
------------
Syndicate
Members
Joe Jolly & Co., Inc.
Morgan Keegan & Company, Inc.
Amsouth Bank
Wachovia Bank, National Association
Synovus Securities, Inc.


Fund

Florida Municipal Bond Fund

Security

South Broward Hospital District

Advisor

EIMCO

Transaction

 Date

3/10/2006

Cost

$3,250,000

Offering Purchase
-----------------
2.700%
Broker
------
UBS Securities LLC
Underwriting
------------
Syndicate
Members